Exhibit 99.2
To the Board of Directors of
     Neighborhood Holdings, Inc. and Subsidiaries
Independent Auditors’ Report
We have audited the accompanying consolidated balance sheets of Neighborhood Holdings, Inc. and Subsidiaries as of June 30, 2010 and 2009, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years ended June 30, 2010, 2009, and 2008. These consolidated financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Neighborhood Holdings, Inc. and Subsidiaries as of June 30, 2010 and 2009, and the results of its operations and its cash flows for the years ended June 30, 2010, 2009, and 2008 in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 20 to the consolidated financial statements, the Company changed its method of presenting bad debt expense.
December 3, 2010, except for Note 20, as to which the date is May 31, 2011

231 Sutton Street, Suite 1E • North Andover, MA 01845 P 978-620-2000 • F 978-683-4059 • www.cbdcpa.com

Neighborhood Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
June 30, 2010 and 2009
(in thousands of dollars, except share information)

	2010	2009
Assets
Current assets:
Cash	$32	$75
Receivables:
Accounts receivable — net of allowance for uncollectible accounts of $986 and $526, respectively	7,299	8,189
Net investment in sales-type leases	1,032	975
Rebates receivable from manufacturers	671	385
Inventory	1,806	1,969
Prepaid expenses and other current assets	482	124
Deferred income taxes	466	431

Total current assets	11,788	12,148

Property and equipment, net of accumulated depreciation and amortization	412	426

Goodwill	4,722	4,665

Other assets	81	141

Total assets	$17,003	$17,380

Liabilities and Stockholders’ Equity

Current liabilities:
Revolving line of credit	$4,000	$4,843
Accounts payable	2,871	2,127
Accrued expenses	785	852
Accrued compensation and payroll taxes	683	523
Income taxes payable	14	814
Acquisition date holdback liability	—	500
Patient credit balances	630	323
Current maturities of long-term debt	648	615

Total current liabilities	9,631	10,597

Long-term debt — net of current maturities	1,046	1,666

Deferred income taxes (see Note 19)	570	490

Other liabilities	28	—

Total liabilities	11,275	12,753

Series A redeemable convertible preferred stock: $.0001 par value; 3,300,000 shares authorized; 2,300,000 shares issued and outstanding	2,300	2,300

Stockholders’ equity:
Common Stock, $.0001 par value: 6,815,217 shares authorized; 3,050,000 shares issued and outstanding	—	—
Additional paid-in capital	62	46
Retained earnings (see Note 19)	3,366	2,281

Total stockholders’ equity	3,428	2,327

Total liabilities and stockholders’ equity	$17,003	$17,380

See notes to consolidated financial statements and
Independent Auditors’ Report.

Neighborhood Holdings, Inc. and Subsidiaries
Consolidated Statements of Income
For the Years Ended June 30, 2010, 2009 and 2008
(in thousands of dollars)

	2010	2009	2008
Net sales	$54,790	$44,459	$31,724

Cost of sales	36,889	29,639	20,906

Gross profit	17,901	14,820	10,818

Selling, general and administrative expenses	15,559	12,276	9,375

Income from operations	2,342	2,544	1,443

Other expenses, net of other income	498	308	327

Income before provision for income taxes	1,844	2,236	1,116

Provision for income taxes (see Note 19)	759	928	442

Net income (see Note 19)	$1,085	$1,308	$674

See notes to consolidated financial statements and
Independent Auditors’ Report.

Neighborhood Holdings, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders’ Equity
For the Years Ended June 30, 2010, 2009 and 2008
(in thousands of dollars, except share information)

	Common Stock		Additional		Total
	Number of		Paid-in	Retained	Stockholders’
	Shares	Par Value	Capital	Earnings	Equity
Balances at June 30, 2007	3,050,000	$—	$10	$299	$309

Share-based compensation	—	—	31	—	31

Net income	—	—	—	674	674

Balances at June 30, 2008	3,050,000	—	41	973	1,014

Share-based compensation	—	—	5	—	5

Net income (see Note 19)	—	—	—	1,308	1,308

Balances at June 30, 2009 (see Note 19)	3,050,000	—	46	2,281	2,327

Share-based compensation	—	—	16	—	16

Net income	—	—	—	1,085	1,085

Balances at June 30, 2010	3,050,000	$—	$62	$3,366	$3,428

See notes to consolidated financial statements and
Independent Auditors’ Report.

Neighborhood Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended June 30, 2010, 2009 and 2008
(in thousands of dollars)

	2010	2009	2008
Cash flows from operating activities:
Net income (see Note 19)	$1,085	$1,308	$674
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	162	139	109
Deferred income taxes (see Note 19)	45	50	(97)
Allowance for uncollectible accounts, net of write-offs	460	360	100
Other non-cash charges to income, net	281	(11)	(6)
Changes in operating assets and liabilities:
Receivables and patient credit balances	394	(3,299)	(1,701)
Inventory	163	(389)	(378)
Other operating assets	(410)	92	(98)
Accounts payable and accrued expenses	677	628	261
Accrued compensation and payroll taxes	27	(3)	81
Income taxes payable	(800)	309	504

Net cash provided by (used in) operating activities	2,084	(816)	(551)

Cash flows from investing activities:
Net cash payments for business acquisitions	(57)	(125)	(25)
Acquisitions of property and equipment	(85)	(221)	(125)

Net cash used in investing activities	(142)	(346)	(150)

Cash flows from financing activities:
Net borrowings (repayments) on revolving line of credit	(843)	1,691	1,255
Payment of acquisition date holdback liability	(500)	—	(250)
Principal repayments of long-term debt	(621)	(488)	(260)
Other financing activities	(21)	(14)	(16)

Net cash provided by (used in) financing activities	(1,985)	1,189	729

Net increase (decrease) in cash	(43)	27	28

Cash, beginning of the period	75	48	20

Cash, end of the period	$32	$75	$48

Supplemental disclosures of cash flow information:

Cash paid for income taxes	$1,883	$595	$125

Cash paid for interest	$294	$376	$382

Equipment obtained with equipment financing debt	$34	$51	$—

Net cash payments for business acquisitions:
Fair market value of assets acquired	$57	$1,671	$25
Liabilities incurred, net	—	1,546	—

	$57	$125	$25

See notes to consolidated financial statements and
Independent Auditors’ Report.

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended June 30, 2010, 2009 and 2008
1.	Summary of Significant Accounting Policies

Company

Organized in 2004, Neighborhood Holdings, Inc.’s primary business activities center around the sale of diabetes related products, equipment, and Pharmaceuticals in the eastern United States.

Accounting Principles

Our consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Basis of Consolidation

Our consolidated financial statements include the accounts of Neighborhood Holdings, Inc. and its subsidiaries (individually and collectively, the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation. As of June 30, 2010, all of our subsidiaries were wholly owned.

Basis of Presentation

Certain amounts in the prior year financial statements have been reclassified to conform to our current year presentation.

Management Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and certain reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments, which potentially subject us to credit risk, consist primarily of cash and accounts receivable. Cash balances may, at times, exceed FDIC limits on insurable amounts. We mitigate our risk by placing our money with high-credit-quality financial institutions

We generally do not require collateral or other security in extending credit to patients; however, we routinely obtain assignment of (or are otherwise entitled to receive) benefits receivable under the health insurance programs, plans or policies of patients. Approximately 55% (32% and 23% from Medicare and Medicaid, respectively), 55% (35% and 20% from Medicare and Medicaid, respectively) and 55% (42% and 13% from Medicare and Medicaid, respectively) of consolidated net revenues for the years ended June 30, 2010, 2009 and 2008, respectively, were reimbursable by Medicare and Medicaid for products provided to beneficiaries under Title XVIII and Title XIX of the Social Security Act.

Accounts receivable

We recognize revenue related to product sales upon shipment of patient orders, provided that risk of loss has passed to the patient. We record revenue at the amounts expected to be collected from government agencies, other third party payers, and from patients directly. We record, if necessary, contractual adjustments equal to the difference between the reimbursement amounts defined in the fee schedules and the revenue recorded per the billing system. These adjustments are recorded as a reduction of both gross revenues and accounts receivable. We analyze various factors in determining revenue recognition, including a review of specific transactions, current governmental regulations and payment formulas, commercial insurance reimbursement rates, historical experience and the credit-worthiness of patients.

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
1.	Summary of Significant Accounting Policies (continued)

Accounts receivable (continued)

Allowances for uncollectible accounts consist of the difference between our estimate of the net realizable value of accounts receivable and the carrying amount of gross accounts receivable. The valuation of accounts receivable at net realizable value is based upon the credit-worthiness of patients and third-party payers as well as our historical collection experience. Bad debts along with adjustments to claims by third-party payers, are recorded as an offset to revenue earned in the consolidated statements of income. We base our estimates on our historical collection and write-off experience, current trends, credit policy, and on our analysis of accounts receivable by aging category. As of June 30, 2010 and 2009, allowances for uncollectible accounts were $986,000 and $526,000, respectively, or 11.9% and 6.3% of gross accounts receivable, respectively. For the years ended June 30, 2010, 2009 and 2008, bad debts expense amounted to $2,969,000, $1,532,000 and $588,000, respectively.

Our accounts receivable are generally due from Medicare, private insurance companies, Medicaid, healthcare providers and payers, and our patients. The collection process is time consuming, complex and typically involves the submission of claims to multiple payers whose payment of claims may be contingent upon the payment of another payer. Additionally, paid claims are subject to further review and retrospective audit adjustments (“take-backs”), primarily by governmental payers (see Note 16, Other Commitments and Contingencies. Because of the complex timing of receipts and take-backs that relate to our services, we often record adjustments to prior period estimates of net realizable receivable amounts within a later period. We believe that the pro forma effect of such changes for the years ended June 30, 2010, 2009 and 2008, was as follows:

	2010	2009	2008
Income from operations, as reported	$2,342,000	$2,544,000	$1,443,000
Effect of change in accounting estimate	1,048,000	48,000	(681,000)

Income from operations, pro forma	$3,390,000	$2,592,000	$762,000

Our collection efforts may be active up to 18 months from the initial billing date. Balances that are determined to be uncollectible prior to the passage of 18 months from the last billing date are written off as soon as administratively possible after that determination has been made. In accordance with applicable regulatory requirements, we make reasonable and appropriate efforts to collect our accounts receivable, including deductible and copayment amounts, in a consistent manner for all payer classes.

Inventory

Inventory, consisting of durable medical products and equipment and pharmaceutical products and supplies, is stated at the lower of cost or market with cost determined on first-in, first-out (FIFO) basis. Market value or the net realizable value is impacted by the types and levels of inventory held, forecasted demand, and pricing. Changes in judgment regarding the recoverability of inventories, including the carrying value of inventory shipped to patients, could result in the recording of additional income or expense. We recognize abnormal amounts of freight, handling costs, and spoilage as current period costs.

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
1.	Summary of Significant Accounting Policies (continued)

Goodwill and Long-lived Assets

We account for goodwill in accordance with standards (the “Authoritative Guidance”) issued by the Financial Accounting Standards Board (“FASB”), whereby goodwill is calculated as the difference between the acquisition cost and the fair value of the net assets of acquired companies. In accordance with the Authoritative Guidance, we assess the realizability of the amounts of recorded goodwill at each balance sheet date by comparing their carrying amounts to the probable remaining future net cash flows expected to result directly from such assets. If the carrying amount of any component of goodwill exceeds the future net cash flows expected to result directly from such asset, an impairment loss is recognized in an amount equal to that excess and recorded as a selling, general and administrative expense.

We periodically review all of our long-lived assets, including goodwill, for impairment. We initiate reviews for impairment whenever events or changes in business circumstances indicate that the carrying value of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the expected cumulative undiscounted cash flows to the recorded value of the asset. If the recorded value of any long-lived asset exceeds the cumulative undiscounted cash flows, the write-down or impairment is computed as the excess of the asset over the present value of the cumulative undiscounted cash flows at our weighted average cost of capital. We have concluded that there was no impairment of any long-lived asset as of June 30, 2010 and 2009.

Advertising

We expense advertising costs as incurred. For the years ended June 30, 2010, 2009 and 2008, advertising costs amounted to $220,000, $142,000 and $165,000, respectively.

Shipping and Handling

Our policy is to classify shipping and handling costs as part of selling, general and administrative expenses in the consolidated statements of income. For the years ended June 30, 2010, 2009 and 2008, shipping and handling costs amounted to $1,631,000, $1,394,000 and $1,043,000, respectively.

Income Taxes

We recognize deferred income tax assets and liabilities based on temporary differences between the consolidated financial statements and tax basis of assets and liabilities using enacted tax rates expected to be in effect when they are realized. Valuation allowances are established when necessary to reduce deferred income tax assets to the amounts expected to be realized.

In 2009, we adopted new Authoritative Guidance with respect to accounting and disclosures related to the recognition, measurement, presentation and disclosure relating to uncertain tax positions. This standard clarifies the accounting for uncertainty in income taxes recognized in our consolidated financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, this standard provides guidance on subsequent derecognition of tax positions, financial statement reclassifications, recognition of interest and penalties, accounting in interim periods and disclosure requirements. The adoption of this standard did not have a material impact on our consolidated cash flows, results of operations, financial position or liquidity.

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
1.	Summary of Significant Accounting Policies (continued)
Income Taxes (continued)
We recognize interest accrued related to uncertain tax benefits in interest expense and penalties in selling, general and administrative expenses. We file federal and state tax returns where statutes of limitations generally range from three to five years, and are not currently subject to examination by any jurisdiction for any years.
Share-Based Compensation
We have a share-based compensation plan for key employees, directors and others. This plan permits the grant of a variety of awards, including restricted stock and stock options, as determined by our Board of Directors or Compensation Committee. Generally, restricted stock awards and stock options granted to employees are subject to 3-4 year vesting terms, assuming continued employment with the Company, with 3 year vesting terms for awards granted to members of our Board of Directors. Generally, stock options are awarded with an expiration period of ten years, and upon an optionee’s termination of service or employment, such expiration period may be reduced. Upon a change in control of the Company, all options held by employees, regardless of grant date, become immediately exercisable.
The Authoritative Guidance related to share-based compensation requires the measurement and recognition of compensation expense for all share-based compensation awards made to employees and directors, including our share-based compensation plan. These standards require companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The portion of the value that is ultimately expected to vest is recognized as expense over the requisite service period. Share-based compensation expense recognized in our consolidated statements of income for fiscal years 2010, 2009 and 2008 is based on awards ultimately expected to vest, and has been reduced for estimated forfeitures. The Authoritative Guidance requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In addition, the Authoritative Guidance requires that the benefits of realized tax deductions in excess of tax benefits on compensation expense be reported as a component of cash flows from financing activities rather than as an operating cash flow, as previously required.
In accordance with the Authoritative Guidance, we classify our share-based compensation expense within our selling, general and administrative expenses, which corresponds to the financial statement components in which cash compensation paid to employees and directors is recorded. For the years ended June 30, 2010, 2009 and 2008, our share-based compensation expense that resulted from our stock option grant activity was $16,000, $5,000 and $31,000, respectively.
Uncertainties
We accrue liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. See Note 16, Other Commitments and Contingencies, for a description of possible claims and legal matters.
Subsequent Events
We evaluate events occurring subsequent to the date of the consolidated financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Subsequent events have been evaluated through December 3, 2010, which is the date the consolidated financial statements were available to be issued.

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
2.	Inventory
Inventory, as of June 30, 2010 and 2009, consisted of the following:

	2010	2009
Durable medical products and equipment	$1,455,000	$1,630,000
Pharmaceutical products and supplies	351,000	339,000

Inventory	$1,806,000	$1,969,000

3.	Investment in Sales-Type Leases
We enter into leases for insulin pumps to customers under agreements ranging from 3 to 13 months. Interest is calculated at various rates, up to a maximum of 5% as implied in each specific agreement. As of June 30, 2010 and 2009, the components of lease receivable for the net investment in sales-type leases were as follows:

	2010	2009
Minimum lease payments receivable	$1,056,000	$996,000
Less: Unearned interest income	24,000	21,000

Net investment in sales-type leases	$1,032,000	$975,000

Future minimum lease payments are expected to be fully collectible within the next year. Accordingly, the entire net investment in sales-type leases is classified as a current asset.
4.	Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets, as of June 30, 2010 and 2009, consisted of the following:

	2010	2009
Refundable income taxes	$369,000	$—
Prepaid expenses	69,000	91,000
Other	44,000	33,000

Prepaid expenses and other current assets	$482,000	$124,000

5.	Property and Equipment
Property and equipment, as of June 30, 2010 and 2009, consisted of the following:

	Estimated
	useful life
	(years)	2010	2009
Computer equipment	3	$315,000	$263,000
Furniture and fixtures	3-7	282,000	260,000
Motor vehicles	5	141,000	107,000
Leasehold improvements	1-6	95,000	84,000

Total		833,000	714,000
Less: accumulated depreciation and amortization		421,000	288,000

Property and equipment — net		$412,000	$426,000

For the years ended June 30, 2010, 2009 and 2008, depreciation and amortization expense related to our property and equipment was $133,000, $109,000 and $78,000, respectively.

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
6.	Goodwill
Goodwill, as of June 30, 2010 and 2009, was the result of the following activity:

Balance at June 30, 2008	$3,293,000
Contingent purchase price incentive growth payment (see Note 14)	125,000
Purchase of NYDS in September 2008 (see Note 14)	1,247,000

Balance at June 30, 2009	4,665,000
Contingent purchase price incentive growth payment (see Note 14)	57,000

Balance at June 30, 2010	$4,722,000

For tax purposes, $3,354,000 of our goodwill is amortizable. The goodwill deductible for tax purposes was $224,000 for the years ended June 30, 2010, 2009 and 2008, respectively.
7.	Long-term Debt and Revolving Line of Credit
Long-term debt, as of June 30, 2010 and 2009, consisted of the following:

	2010	2009
Note payable, bank, due in 60 monthly installments, monthly principal payments are $25,000, plus interest, the interest rate is equal to a floating rate based upon LIBOR, plus margin (totaling 3.3% as of June 30, 2010), in effect during the borrowing term, final maturity September 2013, collateralized by substantially all of our assets	$1,000,000	$1,300,000

Note payable, bank, due in 60 monthly installments, current monthly principal payments are $27,000, plus interest, the interest rate is equal to a floating rate based upon LIBOR, plus margin (totaling 3.3% as of June 30, 2010), in effect during the borrowing term, final maturity March 2012, collateralized by substantially all of our assets	629,000	935,000

Vehicle financing loans, interest rates up to a maximum of 7.4%, payable in monthly installments through September 2014, currently aggregating $2,000, including interest, collateralized by a security interest in the subject vehicles	65,000	46,000

Total	1,694,000	2,281,000

Less: current maturities of long-term debt	648,000	615,000

Long-term debt — net of current maturities	$1,046,000	$1,666,000

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
7.	Long-term Debt and Revolving Line of Credit (Continued)
Annual maturities of long-term debt as of June 30, 2010, were as follows:

For the
year ending
June 30,	Amount
2011	$648,000
2012	614,000
2013	318,000
2014	113,000
2015	1,000

Total	$1,694,000

We also have available a revolving line of credit, expiring December 2010, from the same commercial bank that advanced the funds for the two 60 month term loans above. This revolving line of credit is due on demand, with a maximum borrowing amount of $7,000,000, collateralized by substantially all of our assets. Interest on the outstanding balance is calculated at our option of the bank’s prime rate, plus margin, or the London InterBank Offered Rate (LIBOR), plus margin. The revolving line of credit and the two 60 month term loans above (collectively, the “Loans”) contain restrictive covenants and we are not aware of any violations of these covenants as of June 30, 2010 and 2009. As of June 30, 2010 and 2009, $4,000,000 and $4,843,000, respectively, was outstanding under the revolving line of credit.
8.	Accrued Compensation and Payroll Taxes
Accrued compensation and payroll taxes, as of June 30, 2010 and 2009, consisted of the following:

	2010	2009
Accrued payroll and payroll taxes	$311,000	$258,000
Accrued commissions and bonuses	239,000	265,000
Accrued severance	133,000	—

Accrued compensation and payroll taxes	$683,000	$523,000

9.	Accrued Expenses
Accrued expenses, as of June 30, 2010 and 2009, consisted of the following:

	2010	2009
Outstanding checks, net of deposits in transit	$473,000	$351,000
Accrued rent	131,000	209,000
Other	181,000	292,000

Accrued expenses	$785,000	$852,000

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
10.	Redeemable Convertible Preferred Stock
We have authorized 3,300,000 shares and issued 2,300,000 shares of Series A redeemable convertible preferred stock (Series A Preferred), $.0001 par, for $1.00 per share. The rights, preferences and privileges of the Series A Preferred are listed below.
Liquidation Preference
The Series A Preferred stockholders have preference in the event of liquidation or dissolution of the Companies equal to $1.00 per share, plus any dividends declared but unpaid, or an amount per share as would have been payable had each share been converted to common stock. If our assets are insufficient to pay the full preferential amounts to the Series A Preferred stockholders, the assets shall be distributed ratably among such holders in proportion to their aggregate liquidation preference amounts.
Conversion
The Series A Preferred are convertible into the number of shares of common stock obtained by dividing the original issue price for the Series A Preferred of $1.00, by the conversion price in effect at the time of the conversion, adjustable for certain dilutive events. The conversion price was initially set at $1.00 for the Series A Preferred. Conversion is at the option of the Series A Preferred stockholder at any time without the payment of additional consideration, although conversion is mandatory for the Series A Preferred upon the closing of the sale of common stock to the public at a price of at least $4.00 per share, resulting in at least $30,000,000 of proceeds, net of underwriting discounts and commissions.
Dividends
The holders of Series A Preferred are entitled to dividends at an annual rate of 12% of the original purchase price. Payment of dividends would only occur in the event of liquidation. We cannot declare and pay any cash dividends on shares of common stock until the holders of Series A Preferred then outstanding have first received, or simultaneously received, a cash dividend on each outstanding share of Series A Preferred in an amount at least equal to (i) the amount of the aggregate accruing dividends then accrued on such share of Series A Preferred and not previously paid plus (ii) that dividend per share of Series A Preferred as would equal the product of (1) the dividend payable on each share of common stock and (2) the number of common stock issuable upon conversion of a share of Series A Preferred, in each case calculated on the record date for determining the holders entitled to receive such dividend.
Voting Rights
The Series A Preferred stockholders shall be entitled to vote on all matters and are entitled to the number of votes equal to the number of shares of common stock into which each share is convertible.
Redemption Rights
Upon the written request of the holders of at least 50% of the then outstanding Series A Preferred, we shall redeem from each requesting holder that number of Series A Preferred held by such holder in three annual installments commencing 60 days after receipt by the corporation at any time on or after the sixth anniversary of the Series A Preferred original issue date (July 2004). The redemption price per share shall be $1.00 as adjusted for any stock dividend, stock split, combination or similar recapitalization, plus an annual dividend of 12%.

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
10.	Redeemable Convertible Preferred Stock (Continued)
Registration Rights
The holders of substantially all of our outstanding common stock and preferred stock are entitled to certain rights to register their shares under the Securities Act at any time 180 days after the effective date of our initial qualified public offering. Generally, holders have (i) demand registration rights under certain circumstances, (ii) “piggyback” registration rights if the Companies register any of its securities either on its own account or for the account of other security holders and (iii) certain rights to demand registration on Form S-3. All registration expenses must be borne by us and all selling expenses relating to registerable securities must be borne by the holders of the securities being registered.
11.	Share-based Compensation
Under the 2004 Stock Incentive Plan (the Plan), we may grant incentive and nonstatutory stock options to purchase up to an aggregate of 465,217 shares of common stock to directors, employees, consultants, affiliates and strategic partners. The Plan is administered by the Board of Directors, which determines the terms of the individual option grants, including exercise price, expiration date (no longer than 10 years), number of shares vested and vesting provisions.
The calculated value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses assumptions expressed as ranges to reflect differing expected behaviors of employee groups participating in the stock option plan. We base expected volatility on the experience of the medical supplies and device sector. The expected term of the options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding, based on the average of the vesting term and the original contractual term. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. As of June 30, 2010, we had 164,571 shares available for future grants under the Plan.
The following is a summary of stock option transactions for the years ended June 30, 2010, 2009 and 2008:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Calculated
	Shares	Price	Life (in years)	Value
Balance, June 30, 2007	401,250	$.93
Options granted	240,750	1.07
Options forfeited	(321,000)	1.07

Balance, June 30, 2008	321,000	$.89
Options granted	—
Options forfeited	—

Balance, June 30, 2009	321,000	.89
Options granted	113,396	3.25
Options forfeited	(133,750)	1.07

Balance, June 30, 2010	300,646	$1.70	7.14	$177,000

Exercisable options, June 30, 2010	187,250	$.76	5.98	$45,000

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
11.	Share-based Compensation (Continued)
The following is a summary of stock options outstanding as of June 30, 2010:

		Weighted
		Average
		Remaining	Weighted		Weighted
		Contractual	Average		Average
Exercise	Options	Life	Exercise	Options	Exercise
Price	Outstanding	(in years)	Price	Exercisable	Price
$ —	53,500	4.25	$—	53,500	$—
1.07	133,750	6.67	1.07	133,750	1.07
3.25	113,396	9.05	3.25	—	3.25

	300,646	7.14	$1.51	187,250	$.76

Net income, as reported, includes share-based compensation expense related to stock options for fiscal years 2010, 2009 and 2008 of $10,000 ($16,000 pre-tax), $3,000 ($5,000 pre-tax) and $19,000 ($31,000 pre-tax), respectively. There was no compensation expense capitalized. As of June 30, 2010, there was $81,000 of total unrecognized compensation cost related to outstanding stock options related to approximately 69,500 shares. That cost is expected to be recognized over a weighted average period of 2 years. The total fair value of shares vested during fiscal years 2010, 2009 and 2008 was $4,000, $4,000 and $37,000, respectively. We expect the majority of outstanding non-vested options to vest.
The weighted average assumption utilized for options granted during the year ended June 30, 2010 and 2008 (there were no option grants during the year ended June 30, 2009) were as follows:

	2010	2008
Expected dividend yield	0.0%	0.0%
Expected stock price volatility	27%	16 - 26%
Risk-free interest rate	2.92-3.14%	3.08 - 3.73%
Expected lives of options	7 years	3 - 7 years
The following is a summary of nonvested shares outstanding as of June 30, 2010, 2009 and 2008:

		Weighted
		Average
		Calculated
	Number of	Value per
	Shares	Share
Nonvested shares, June 30, 2007	321,000	$.27
Options granted	240,750	.23
Options forfeited	(267,500)	.29
Options vested	(129,292)	.29

Nonvested shares, June 30, 2008	164,958	$.18
Options vested	(22,291)	.17

Nonvested shares, June 30, 2009	142,667	.19
Options granted	113,396	1.17
Options forfeited	(133,750)	.17
Options vested	(8,917)	.43

	113,396	$1.17

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
11.	Share-based Compensation (Continued)
The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because our employee stock options have characteristics significantly different from those of traded options and because changes in objective input assumptions can materially affect the fair value estimate, it is our opinion that the option valuation models prescribed by the Authoritative Guidance do not provide a reliable measure of the fair value of our stock options.
12.	Income Taxes
We assess recoverability of deferred tax assets on the “more likely than not” criteria prescribed by the Authoritative Guidance. In performing this assessment, we consider all positive evidence available for the recovery of the assets, which includes the following sources in the order of their persuasiveness; (i) future taxable temporary differences, (ii) loss carryback availability, (iii) tax planning strategies, and (iv) expected future operating income. We have determined that it is more likely than not that future tax benefits will be realized.
Amounts recognized as income tax expenses (benefits) for the years ended June 30, 2010, 2009 and 2008, were as follows:

	2010	2009	2008
Current:
Federal	$528,000	$663,000	$426,000
State	186,000	215,000	113,000

Current	714,000	878,000	539,000

Deferred:
Federal	32,000	38,000	(74,000)
State	13,000	12,000	(23,000)

Deferred	45,000	50,000	(97,000)

Provision for income taxes — net	$759,000	$928,000	$442,000

The reconciliation of income tax expense computed at the Federal statutory tax rate to income tax expense, for the years ended June 30, 2010, 2009 and 2008, was as follows:

	2010		2009		2008
Tax expense at statutory rate	$627,000	34%	$760,000	34%	$379,000	34%
State taxes, net of federal benefit	131,000	7%	150,000	7%	59,000	6%
Other, primarily permanent items	1,000	—	18,000	1%	4,000	—

	$759,000	41%	$928,000	42%	$442,000	40%

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
12.	Income Taxes (Continued)
Significant components of our deferred income tax assets and liabilities consisted of the following as of June 30, 2010 and 2009:

	2010	2009
Deferred income tax assets:
Receivables	$404,000	$213,000
Accrued rents	54,000	85,000
Accrued incentive compensation	—	107,000
Other	8,000	26,000

Total deferred income tax assets	$466,000	$431,000

Deferred income tax liabilities:
Amortization of goodwill	$486,000	$353,000
Property and equipment depreciation	120,000	121,000
Other	(36,000)	16,000

Total deferred income tax liabilities	$570,000	$490,000

13.	Other Expense, Net of Other Income
Other expenses, net for the years ended June 30, 2010, 2009 and 2008, consisted of the following:

	2010	2009	2008
Interest expense, net of interest income of $69,000, $42,000 and $19,000	$233,000	$324,000	$364,000
Restructure charge	183,000	—	—
Other, net	82,000	(16,000)	(37,000)

Other expense, net	$498,000	$308,000	$327,000

The restructure charge recognized during the year ended June 30, 2010 related to certain costs incurred primarily to reorganize and streamline regional and financial operating sites. As of June 30, 2010, $133,000 of these costs remained unpaid as accrued severance (see Note 8, Accrued Compensation and Payroll Taxes). These amounts were paid in September 2010.
14.	Business Acquisitions
We purchased all of the outstanding shares of Shelbourn Chemists, Inc. and New York Diabetic Supply Corp. (individually and collectively, “NYDS”) in September 2008. These two entities were related through common ownership, and engaged in similar activities to our Company. The results of NYDS have been included in the consolidated financial statements since that date.
The base purchase price for NYDS was $1,500,000, which included a closing payment of $1,000,000 and a holdback amount of $500,000 that was to be paid contingent upon changes in certain state regulatory requirements. This amount was paid in full during the year ended June 30, 2010. Additionally, the former shareholders of NYDS can earn an incentive payment based on growth and a liquidation payment based on the acquisition of the Company if occurring within five years from September 2008. During the year ended June 30, 2010, a $57,000 incentive growth payment was made to the former shareholders of NYDS.

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
14.	Business Acquisitions (Continued)
We fully financed the acquisition of NYDS with a $1,500,000 acquisition term loan (see Note 7, Long-term Debt and Revolving Line of Credit, for full disclosure of terms) from a commercial bank that matures in September 2013. Accordingly, no cash investment was required of us at the September 2008 closing of the NYDS acquisition. Including transaction fees and costs incurred of $46,000, our allocated cash paid at closing for the NYDS acquisition was as follows:

Fair market value of assets acquired:
Inventory	$246,000
Property and equipment	25,000
Other assets	28,000
Goodwill	1,247,000

1,546,000

Net liabilities incurred:
Acquisition term loan	1,500,000
Excess acquisition term loan proceeds applied to revolving line of credit	(454,000)
Acquisition date holdback liability	500,000

1,546,000

Cash paid for business acquisition at closing	$—

In previous years, we acquired businesses in New York and Florida that contained similar growth incentive payment provisions and seller holdback liabilities. In connection with these acquisitions, we made incentive growth payments of $125,000 and $25,000 during the years ended June 30, 2009 and 2008, respectively. We also made a final payment of $250,000 on a seller holdback liability during the year ended June 30, 2008.
15.	Operating Lease Obligations
We lease office facilities under various operating lease agreements expiring through April 2015, with an option to extend for an additional four years. Additionally, we rent an automobile under an operating lease agreement expiring April 2011. For the years ended June 30, 2010 and 2009 and 2008, total rent and lease expense, including certain operating expenses, amounted to $546,000, $494,000 and $272,000, respectively.
Future minimum lease payments under the non-cancelable portion of the leases as of June 30, 2010, were as follows:

For the
year ending
June 30,	Amount
2011	$517,000
2012	491,000
2013	491,000
2014	135,000
2015	110,000

Total	$1,744,000

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
16.	Other Commitments and Contingencies
Industry and Regulatory Environment
The healthcare industry is subject to numerous laws and regulations of federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare participation requirements, reimbursement for patient services, and Medicare fraud and abuse. They are enforced by regulatory agencies vested with broad discretion in interpreting them. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. We believe that we are in compliance with fraud and abuse and other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretation, as well as to regulatory actions unknown or unasserted at this time.
Professional Liability
We maintain professional and general liability insurance in amounts deemed appropriate by management, based upon historical claims and the nature and risks of the business. There can be no assurance, however, that an existing or future claim or claims will not exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverage for any such claim or claims or that such coverage will continue to be available with sufficient limits and at a reasonable cost to adequately and economically insure our operations in the future. A judgment against the Company in excess of such coverage could have a material adverse effect on the Company.
Employment Commitments
We entered into an employment agreement with an executive, whereby we will pay the executive his/her salary and group health benefits for a period of six months in the event of a termination without cause.
We entered into an executive employment agreement with a former stockholder of an entity that we acquired. This agreement expires in September 2011. The three year agreement includes a base salary and benefits, an incentive bonus, and can be terminated by either party with 30 day written notice as detailed in the specific executive employment and non-competition agreement.
Legal Matters
From time to time, we may become involved in claims that are incidental to our business. In our opinion, there are currently no matters pending, which could, in the event of an adverse outcome, have a material impact on our consolidated financial position or results of operations.
17.	Significant Purchasing Transactions
For the years ended June 30, 2010, 2009 and 2008, we purchased 79%, 78% and 77%, respectively, of our supplies from four manufacturers, each of which constituted more than 10% of our total Company purchases. We believe there is no supply-side risk under these arrangements since alternative sources of supply exist for both brand-name and generic products.

Neighborhood Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
For the Years Ended June 30, 2010, 2009 and 2008
17.	Significant Purchasing Transactions (Continued)
Through March 2009, we were managed by a consulting firm that was related to the Company through certain common owners and principals. Management fee expenses incurred from this consulting firm were $284,000 and $426,000 during the years ended June 30, 2009 and 2008, respectively. There were no amounts due the consulting firm as of June 30, 2009 or any period thereafter.
18.	Retirement Plan
We provide a 401(k) Savings and Retirement Plan covering substantially all of our employees. Employees may contribute a portion of their salary, in accordance with Federal requirements. Our contributions are at the discretion of management. We will match employee contributions for an amount up to 100% of the first 3% of compensation contributed by the employee, and 50% of the next 2%. For the years ended June 30, 2010, 2009 and 2008, we contributed approximately $176,000, $122,000 and $81,000, respectively, to the plan.
19.	Prior Period Restatement
During the year ended June 30, 2010, we discovered an error resulting in an understatement of a previously reported deferred income tax liability. The financial statements for the year ended June 30, 2009 have been restated to reflect the correction. There was no current income tax effect as a result of this adjustment.
The following consolidated financial statement line items, as of and for the year ended June 30, 2009, were affected by this restatement:

	As
	previously	As	Effect of
	stated	restated	restatement
Consolidated balance sheet:
Deferred income tax liability	$287,000	$490,000	$203,000

Consolidated statement of income:
Provision for income taxes	725,000	928,000	203,000
Net income	1,511,000	1,308,000	203,000

Consolidated statement of cash flows:
Deferred income taxes	(153,000)	50,000	203,000
20.	Change in Accounting Policy
We changed our accounting policy for presenting bad debt expense within the consolidated statements of income, which resulted in reissuance of the independent auditors’ report. Bad debts, which were formerly recorded as a selling, general and administrative expense, are recorded as an offset to net sales in the consolidated statements of income. We believe this accounting policy is preferable due to the subjective nature of determining whether a portion of certain receivables should be considered revenue upon delivery. For the years ended June 30, 2010, 2009 and 2008, this change in accounting policy decreased both net sales and selling, general and administrative expenses by $2,969,000, $1,532,000 and $588,000, respectively.

Cowan bolduc Doherty CPAs & Advisors 231 Sutton Street, Suit 1E North Andover, MA 01845 P 978-620-2000 F 978-683-4059 www.cbdcpa.com